Exhibit 3.40
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
ATX MERGER SUB, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

          ATX Merger Sub, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:
          FIRST: The first full sentence of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as set forth below:
               The name of the corporation is CoreComm—ATX, Inc. (hereinafter the “Corporation”).
          SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01: 05 PM 09/29/2000
001494068 — 3205428

          IN WITNESS WHEREOF, ATX Merger Sub, Inc. has caused this Certificate to be duly executed in its corporate name this 29th day of September 2000.

ATX MERGER SUB, INC.
By:	/s/ George S. Blumenthal
George S. Blumenthal
Chairman of the Board

ATTEST:
By:	/s/ Richard J. Lubasch
Richard J. Lubasch
Secretary